										EXHIBIT 99
NACCO Industries, Inc. - Consolidated
(in thousands, except percentage data)

	Revenues
	Q1	Q2	Q3	Q4	FY
2019	40,097	41,352	32,603	26,938	140,990
2020	37,644

	Operating Profit
	Q1	Q2	Q3	Q4	FY
2019	16,373	9,161	8,663	4,623	38,820
2020	7,580

	Interest (Income) Expense
	Q1	Q2	Q3	Q4	FY
2019	(322)	(359)	(1,648)	(415)	(2,744)
2020	2

	Other (Income) Expense
	Q1	Q2	Q3	Q4	FY
2019	(643)	(243)	(1,310)	361	(1,835)
2020	1,482

	Income Before Taxes						Effective income tax rate
	Q1	Q2	Q3	Q4	FY		Q1	Q2	Q3	Q4	FY
2019	17,338	9,763	11,621	4,677	43,399	2019	13.4%	18.3%	11.7%	n.m.	8.7%
2020	6,096					2020	(1.1)%

	Net Income
	Q1	Q2	Q3	Q4	FY
2019	15,018	7,975	10,264	6,375	39,632
2020	6,166

	Depreciation, depletion and amortization expense
	Q1	Q2	Q3	Q4	FY
2019	3,813	4,238	4,044	4,145	16,240
2020	4,544

	Capital Expenditures
	Q1	Q2	Q3	Q4	FY
2019	4,252	1,715	7,297	11,400	24,664
2020	5,358

	Net cash provided by (used for) operating activities
	Q1	Q2	Q3	Q4	FY
2019	(544)	22,632	25,176	5,520	52,784
2020	(31,122)

	Net cash used for investing activities
	Q1	Q2	Q3	Q4	FY
2019	(4,247)	(1,705)	(2,857)	(11,453)	(20,262)
2020	(5,342)

NACCO Industries, Inc. - Consolidated
(in thousands, except percentage data)

	Cash flow before financing activities (1)
	Q1	Q2	Q3	Q4	FY
2019	(4,791)	20,927	22,319	(5,933)	32,522
2020	(36,464)

	Net cash (used for) provided by financing activities
	Q1	Q2	Q3	Q4	FY
2019	(1,408)	(1,562)	(5,681)	13,764	5,113
2020	7,298

	Dividends Paid to Shareholders
	Q1	Q2	Q3	Q4	FY
2019	1,153	1,327	1,328	1,324	5,132
2020	1,339

	Total debt (2)
	Q1	Q2	Q3	Q4	FY
2019	12,021	12,002	7,678	24,943	24,943
2020	34,582

	Equity
	Q1	Q2	Q3	Q4	FY
2019	264,267	272,150	283,255	289,392	289,392
2020	293,837

(1)	Cash flow before financing activities is equal to net cash provided by (used for) operating activities plus net cash provided by (used for) investing activities.
(2)
Total debt presented excludes the obligations of the unconsolidated mines. The unconsolidated mines' customers arrange and guarantee the financing of the unconsolidated mines. These obligations are without recourse to and are not guaranteed by North American Coal or NACCO.

Coal Mining
(in thousands, except tons of coal delivered)

	Tons of coal delivered - Unconsolidated mines
	Q1	Q2	Q3	Q4	FY
2019	8.6	6.9	8.7	7.8	32.0
2020	7.6

	Tons of coal delivered - Consolidated mines
	Q1	Q2	Q3	Q4	FY
2019	0.6	0.9	0.7	0.4	2.6
2020	0.8

	Revenues
	Q1	Q2	Q3	Q4	FY
2019	16,750	22,570	18,799	10,582	68,701
2020	20,928

	Gross Profit (Loss)
	Q1	Q2	Q3	Q4	FY
2019	826	1,316	2,416	(1,287)	3,271
2020	(346)

	Earnings of unconsolidated operations
	Q1	Q2	Q3	Q4	FY
2019	15,781	13,529	16,211	15,157	60,678
2020	15,027

	Operating Expenses
	Q1	Q2	Q3	Q4	FY
2019	9,002	10,152	11,286	10,241	40,681
2020	7,496

	Operating Profit
	Q1	Q2	Q3	Q4	FY
2019	7,605	4,693	7,341	3,629	23,268
2020	7,185

	Depreciation, depletion and amortization expense
	Q1	Q2	Q3	Q4	FY
2019	2,874	3,276	3,102	3,157	12,409
2020	3,543

	Capital Expenditures
	Q1	Q2	Q3	Q4	FY
2019	2,740	1,511	2,291	8,550	15,092
2020	823

North American Mining
(in thousands, except tons of limerock delivered)

	Tons of limestone delivered - Unconsolidated mines
	Q1	Q2	Q3	Q4	FY
2019	1.9	2.5	1.7	2.2	8.3
2020	2.2

	Tons of limestone delivered - Consolidated mines
	Q1	Q2	Q3	Q4	FY
2019	9.8	9.3	8.5	8.8	36.4
2020	10.3

	Revenues
	Q1	Q2	Q3	Q4	FY
2019	10,775	10,728	8,993	12,327	42,823
2020	11,624

	Operating Profit (Loss)
	Q1	Q2	Q3	Q4	FY
2019	32	(483)	(391)	146	(696)
2020	731

	Depreciation, depletion and amortization expense
	Q1	Q2	Q3	Q4	FY
2019	545	566	588	524	2,223
2020	646

	Capital Expenditures
	Q1	Q2	Q3	Q4	FY
2019	1,129	113	4,971	2,611	8,824
2020	4,023

Minerals Management
(in thousands)

	Revenues
	Q1	Q2	Q3	Q4	FY
2019	12,686	8,242	5,022	4,169	30,119
2020	5,241

	Operating Profit
	Q1	Q2	Q3	Q4	FY
2019	11,669	6,789	3,900	3,363	25,721
2020	4,267

	Depreciation, depletion and amortization expense
	Q1	Q2	Q3	Q4	FY
2019	366	367	324	305	1,362
2020	327

	Capital Expenditures
	Q1	Q2	Q3	Q4	FY
2019	241	50	—	226	517
2020	463